EXHIBIT 21.01
The Hartford Financial Services Group
Organizational List – Domestic and Foreign Subsidiaries
1810 Corporation (Delaware)
1stAgChoice, Inc. (South Dakota)
Access CoverageCorp, Inc. (North Carolina)
Access CoverageCorp Technologies, Inc. (North Carolina)
American Maturity Life Insurance Company (Connecticut)
BMG Capital Advisors Group, L.L.C. (Connecticut)
Brazilcap Capitalizacao S.A. (Brazil) (16.67%)
Business Management Group, Inc. (Connecticut)
Canada Life Fundo De Pensao (Brazil)
CCS Commercial, L.L.C. (Delaware) (50%)
Charles Stedman & Co., Inc. (Florida)
CIAXA Capitalizacao S.A. (Brazil) (24.5%)
CLAIMPLACE, Inc. (Delaware)
Downlands Liability Management Ltd. (United Kingdom)
Ersatz Corporation (Delaware)
Excess Insurance Company, Limited (United Kingdom)
Fencourt Reinsurance Company, Ltd. (Bermuda)
First State Insurance Company (Connecticut)
First State Management Group Insurance Services of Massachusetts, LLC (Massachusetts)
First State Management Group, Inc. (Delaware)
Four Thirty Seven Land Company Inc. (Delaware)
HARCO Property Services, Inc. (Connecticut)
Hart Life Insurance Company (Connecticut)
Hart Re Group, L.L.C. (Connecticut)
Hartford Accident and Indemnity Company (Connecticut)
Hartford Administrative Services Company (Minnesota)
Hartford Advantage Investment, Ltd. (Bermuda)
Hartford Casualty General Agency, Inc. (Texas)
Hartford Casualty Insurance Company (Indiana)
Hartford Core Fund, L.P. (Delaware)
Hartford Core Fund ID, L.P. (Delaware)
Hartford Employee Club, Inc. (Connecticut)
Hartford Enhanced Absolute Return Fund, L.P. (Delaware)
Hartford Enhanced Absolute Return Fund ID, L.P. (Delaware)
Hartford Equity Sales Company, Inc. (Connecticut)
Hartford Equity Specialists Fund, L.P. (Delaware)
Hartford Equity Specialists Fund ID, L.P. (Delaware)
Hartford Financial Services, LLC (Delaware)
Hartford Fire General Agency, Inc. (Texas)
Hartford Fire Insurance Company (Connecticut)
Hartford Hedge Fund Company, LLC (Delaware)
Hartford Holdings, Inc. (Delaware)
Hartford Insurance Company of Illinois (Illinois)
Hartford Insurance Company of the Midwest (Indiana)
Hartford Insurance Company of the Southeast (Connecticut)
Hartford Insurance, Ltd. (Bermuda)
Hartford Integrated Technologies, Inc. (Connecticut)
Hartford International Life Reassurance Corporation (Connecticut)
Hartford International Management Services Company, L.L.C. (Delaware)
Hartford Investment Financial Services, LLC (Delaware)
Hartford Investment Management Company (Delaware)
Hartford Investment Management K.K. (Japan)
Hartford Investments Canada Corp. (Canada)
Hartford Investor Services Company, LLC (Connecticut)
Hartford Life Alliance LLC (Delaware)

Hartford Life and Accident Insurance Company (Connecticut)
Hartford Life and Annuity Insurance Company (Connecticut)
Hartford Life Group Insurance Company (Illinois)
Hartford Life Insurance Company (Connecticut)
Hartford Life Insurance KK (Japan)
Hartford Life International, Ltd. (Connecticut)
Hartford Life, Inc. (Delaware)
Hartford Life Limited (Ireland)
Hartford Life, Ltd. (Bermuda)
Hartford Life Private Placement, LLC (Delaware)
Hartford Lloyd’s Corporation (Texas)
Hartford Lloyd’s Insurance Company (Partnership) (Texas)
Hartford Management Services Limited (United Kingdom)
Hartford Management, Ltd. (Bermuda)
Hartford of Florida, L.L.C. (Florida)
Hartford Re Company (Connecticut)
Hartford Residual Market, L.L.C. (Connecticut)
Hartford Securities Distribution Company, Inc. (Connecticut)
Hartford Specialty Company (Delaware)
Hartford Specialty Insurance Services of Texas, LLC (Texas)
Hartford Technology Service Company (Connecticut)
Hartford Technology Services Company, L.L.C. (Delaware)
Hartford Underwriters Insurance Company (Connecticut)
Hartford-Comprehensive Employee Benefit Service Company (Connecticut)
HARTRE Company, L.L.C. (Connecticut)
Heritage Holdings, Inc. (Connecticut)
Heritage Reinsurance Company, Ltd. (Bermuda)
HLA, LLC (Connecticut)
HL Investment Advisors, LLC (Connecticut)
HNI, LLC (Connecticut) (33.340%)
Horizon Management Group, LLC (Delaware)
HRA Brokerage Services, Inc. (Connecticut)
HRA, Inc. (Connecticut)
ICATU Hartford Administracao de Beneficios LTDA (Brazil)(99.99%)
ICATU Hartford Administracao de Recursos LTDA (Brazil)(99.99%)
ICATU Hartford Capitalizacao S.A. (Brazil)
ICATU Hartford Consultoria Ltda. (Brazil) (99%)
ICATU Hartford Fundo de Pensao (Brazil)
ICATU Hartford Seguros S.A. (Brazil) (50%)
ICATU Hartford Sociedad Anonima De Capitalizacion Y Ahorro Para Fins Determinados (Argentina)(99%)
IH CIA Seguros E Providencia S.A. (Brazil)
ISOP Financing Company Limited Partnership (Connecticut)
Itumbiara Particpacoes Ltda. (Brazil) (99.99%)
M-CAP Insurance Agency, LLC (Delaware)
Motrin Capitalizacao S.A. (Brazil)
New England Insurance Company (Connecticut)
New England Reinsurance Corporation (Connecticut)
New Ocean Insurance Company, Ltd. (Bermuda)
Nutmeg Administrator, LLC (Delaware)
Nutmeg Insurance Agency, Inc. (Connecticut)
Nutmeg Insurance Company (Connecticut)
Nutmeg Life Insurance Company (Iowa)
Omni General Agency, Inc. (Texas)
Omni Indemnity Company (Illinois)
Omni Insurance Company (Illinois)
Omni Insurance Group, Inc. (Georgia)
Pacific Insurance Company, Limited (Connecticut)
Personal Lines Insurance Center, Inc. (Connecticut)
Planco, LLC (Delaware)
Planco Financial Services, LLC (Delaware)
PPL Holdings LLC (Delaware)

Property and Casualty Insurance Company of Hartford (Indiana)
Santa Catarina Seguros E Previdencia S.A. (Brazil) (55%)
Sentinel Insurance Company, Ltd. (Connecticut)
Servus Life Insurance Company (Connecticut)
Specialty Risk Services, LLC (Delaware)
The Evergreen Group Incorporated (New York)
The Hartford Club of Simsbury, Inc. (Connecticut)
The Hartford International Financial Services Group, LLC (Delaware)
Thesis S.A. (Argentina)
Trumbull Finance, L.L.C. (Connecticut)
Trumbull Flood Management, L.L.C. (Connecticut)
Trumbull Insurance Company (Connecticut)
Trumbull Recovery Services, Inc. (Florida)
Trumbull Services, L.L.C. (Connecticut)
Twin City Fire Insurance Company (Indiana)
United Premium Capital, L.L.C. (Connecticut) (50%)
Vanguarda Cia de Seguros Gerais (Brazil)
Woodbury Financial Services, Inc. (Minnesota)
XDimensional Technologies, Inc. (California) (70%)